Exhibit 99.1

Potbelly Corporation Reports Results for Second Fiscal Quarter 2024

22 additional new franchise shop commitments in the second quarter

9 shop openings year-to-date through August 8th

Chicago, IL. August 8, 2024 – Potbelly Corporation (NASDAQ: PBPB), (“Potbelly” or the “Company”) the iconic neighborhood sandwich shop concept, today reported financial results for its second fiscal quarter ended June 30, 2024.

Key highlights for the quarter ended June 30, 2024, compared to June 25, 2023:

•Average Weekly Sales (AWS) increased 0.6% to $26,110 and, inclusive of the impact of refranchising 26 former company locations since Q1 2023.

•Total revenues decreased by 5.5% to $119.7 million compared to $126.6 million.

◦Company-operated sandwich shop sales, net decreased $9.2 million or 7.4% driven by the short-term impact of last year’s refranchising which included the sale of 26 company shops since Q1 2023.

◦Franchise royalties, fees and rent income increased $2.2 million or 117.4% driven by a 53% increase in franchised units.

•Same-store sales in the second quarter increased 0.4%.

•GAAP net income attributable to Potbelly Corporation was $34.7 million compared to $2.2 million. GAAP diluted earnings per share (EPS) was $1.13 compared to $0.07. These increases were inclusive of a $31.3 million income tax benefit for the release of the Company’s tax valuation allowance in Q2 2024.

•Adjusted net income1 attributable to Potbelly Corporation was $2.5 million compared to $2.0 million. Adjusted diluted EPS1 was $0.08 compared to $0.07.

•Adjusted EBITDA1 increased 5.9% to $8.5 million compared to $8.0 million.

(1)    Adjusted net income, adjusted diluted EPS and adjusted EBITDA are non-GAAP measures. For reconciliations of these measures to the most directly comparable GAAP measure, see the accompanying financial tables. For a discussion of why we consider them useful, see “Non-GAAP Financial Measures” below.

Bob Wright, President and Chief Executive Officer of Potbelly Corporation, commented, “The hard work and dedication of our team members during the second quarter enabled us to continue our growth in three key areas of the business. We grew same-store sales by 0.4%, we posted our 13th consecutive quarter of year-over-year shop margin expansion, and we opened four new shops to go along with franchise commitments for 22 additional shops. As we look ahead to the second half of 2024 and beyond despite the challenging macro environment, we remain incredibly confident in the future of our brand. First and foremost, our customer satisfaction scores continue to indicate that our customers love our food and service. Second, our digital channels including our Potbelly Perks loyalty program remain a key driver of our business. And finally, we are seeing success with new shop openings, which on average, are outperforming our expectations. In short, we remain focused on executing our Five-Pillar Strategy as we grow our brand to create value for stakeholders.”

Financial Outlook

The company introduces 3Q’24 and updated 2024 guidance below, while reiterating the previously provided long-term growth ranges.

3Q’24 Guidance
Same Store Sales % Growth	-3.5% to -1.5%
Adjusted EBITDA (2)	$6.5M to $8.0M

2024 Guidance
Same Store Sales % Growth	-1.5% to +0.5%
New Unit Growth	At least 30 shops
Adjusted EBITDA (2)	$27.0M to $30.0M

(2) Quarterly and full-year guidance set forth above reflect the impact of refranchising 33 former company locations in 2023; the 53rd week in 2023, which will not recur in 2024; increased costs associated with the Company’s investment in development efforts to support sustained franchise growth and a $1.1 million settlement gain in the first quarter 2024 with a third-party software provider. The effect of 2023 refranchising is most pronounced in the first three quarters of 2024.

Development Update

During the second quarter, the Company opened four Potbelly shops which brings the total number of new shops to seven through the end of the second quarter and to nine year-to-date through August 8, 2024. In addition, during the second quarter, the Company signed shop commitments for a total of 22 new Potbelly shops bringing the total number of new shop commitments signed in 2024 to 54. As of June 30, 2024, Potbelly has 663 open and committed shops representing an increase of 25% over the second quarter of 2023.

Share Repurchase Program

During the second quarter, the Company repurchased approximately 86 thousand shares of its common stock for a total of approximately $0.7 million. As of June 30, 2024, the Company had $19.3 million under its share repurchase program.

The Company may repurchase shares of its common stock from time to time through open market purchases, in privately negotiated transactions, or by other means, including through the use of trading plans intended to qualify under Rule 10b5-1 under the Securities Exchange Act of 1934, as amended, in accordance with applicable securities laws and other restrictions. The timing and total amount of common stock repurchases will depend upon business, economic and market conditions, corporate and regulatory requirements, prevailing stock prices, and other considerations.

Conference Call

A conference call and audio webcast has been scheduled for 5:00 p.m. Eastern Time today to discuss these results. Investors, analysts, and members of the media interested in listening to the live presentation are encouraged to join a webcast of the call with accompanying presentation slides, available on the investor relations portion of the Company's website at www.potbelly.com. For those that cannot join the webcast, you can participate by dialing 1-800-579-2543 in the U.S. & Canada, or 1-785-424-1789 internationally. The conference ID is POTBELLY.

For those unable to participate, an audio replay will be available following the call through Thursday, August 15, 2024. To access the replay, please call 844-512-2921 (U.S. & Canada), or 412-317-6671 (International) and enter confirmation code 11156428. A web-based archive of the conference call will also be available at the above website.

About Potbelly

Potbelly Corporation is a neighborhood sandwich concept that has been feeding customers’ smiles with warm, toasty sandwiches, signature salads, hand-dipped shakes and other fresh menu items, customized just the way customers want them, for more than 40 years. Potbelly promises Fresh, Fast & Friendly service in an environment that reflects the local neighborhood. Since opening its first shop in Chicago in 1977, Potbelly has expanded to neighborhoods across the country

- with more than 425 shops in the United States including more than 80 franchised shops in the United States. For more information, please visit our website at www.potbelly.com.

Definitions

The following definitions apply to these terms as used throughout this press release:

•Revenues – represents net company-operated sandwich shop sales and our franchise royalties and fees. Net company-operated shop sales consist of food and beverage sales, net of promotional allowances and employee meals. Franchise royalties and fees consist of royalty income, franchise fee, and other fees collected from franchisees including advertising and rent.

•Company-operated comparable store sales or same-store traffic – an operating measure that represents the change in year-over-year sales or entrée counts for the comparable company-operated store base open for 15 months or longer. In fiscal years that include a 53rd week, the last week of the fourth quarter and fiscal year is excluded from the year-over-year comparisons so that the time periods are consistent. In fiscal years that follow a 53-week year, the current period sales are compared to the trailing 52-week sales to compare against the most closely comparable weeks from the prior calendar year.

•Average Weekly Sales (AWS) – an operating measure that represents the average weekly sales of all company-operated shops which reported sales during the associated time period.

•Average Unit Volume (AUV) – an operating measure that represents the average annual sales of all company-operated shops which reported sales during the associated time period.

•System-wide sales – an operating measure that represents the sum of sales generated by company-operated shops and sales generated by franchised shops, net of all promotional allowances, discounts, and employee meals. Net sales from franchised shops are not included in total revenues. Rather, revenues are limited to the royalties, fees and other income collected from franchisees.

•EBITDA – a non-GAAP measure that represents income before depreciation and amortization expense, interest expense and the provision for income taxes.

•Adjusted EBITDA – a non-GAAP measure that represents income before depreciation and amortization expense, interest expense and the provision for income taxes, adjusted to eliminate the impact of other items, including certain non-cash and other items that we do not consider reflective of underlying business performance.

•Shop-level profit (loss) – a non-GAAP measure that represents income (loss) from operations excluding franchise royalties and fees, franchise support, marketing and rent expenses, general and administrative expenses, depreciation expense, pre-opening costs, restructuring costs, loss on Franchise Growth Acceleration Initiative activities and impairment, loss on the disposal of property and equipment and shop closures.

•Shop-level profit (loss) margin – a non-GAAP measure that represents shop-level profit expressed as a percentage of net company-operated sandwich shop sales.

•Adjusted net income (loss) – a non-GAAP measure that represents net income (loss), adjusted to eliminate the impact of restructuring costs, impairment, loss on the disposal of property and equipment, shop closures, and other items we do not consider representative of our ongoing operating performance, including the income tax effects of those adjustments and the change in our income tax valuation allowance.

•Adjusted diluted EPS – a non-GAAP measure that represents adjusted net income (loss) divided by the weighted average number of fully dilutive common shares outstanding.

•Shop commitments – an operating measure that represents the number of company and franchise shops that are committed to be developed. For franchise shops, a shop development area agreement (SDAA) or standalone franchise agreement represents a commitment. For company shops, a commitment is made through a good faith combination of business decision-making and capital allocation needed to develop and operate a new shop location.

Non-GAAP Financial Measures

We prepare our financial statements in accordance with Generally Accepted Accounting Principles (“GAAP”). Within this press release, we make reference to EBITDA, adjusted EBITDA, adjusted diluted EPS, adjusted net income, shop-level profit, and shop-level profit margin, which are non-GAAP financial measures. The Company includes these non-GAAP financial measures because management believes they are useful to investors in that they provide for greater transparency with respect to supplemental information used by management in its financial and operational decision making.

Management uses adjusted EBITDA, adjusted net income and adjusted diluted EPS to evaluate the Company’s performance and in order to have comparable financial results to analyze changes in our underlying business from quarter to quarter. Adjusted EBITDA, adjusted net income and adjusted diluted EPS exclude the impact of certain non-cash charges and other items that affect the comparability of results in past quarters and which we do not believe are reflective of underlying business performance. Management uses shop-level profit and shop-level profit margin as key metrics to evaluate the profitability of incremental sales at our shops, to evaluate our shop performance across periods and to evaluate our shop financial performance against our competitors.

Accordingly, the Company believes the presentation of these non-GAAP financial measures, when used in conjunction with GAAP financial measures, is a useful financial analysis tool that can assist investors in assessing the Company’s operating performance and underlying prospects. This analysis should not be considered in isolation or as a substitute for analysis of our results as reported under GAAP. This analysis, as well as the other information in this press release, should be read in conjunction with the Company’s financial statements and footnotes contained in the documents that the Company files with the U.S. Securities and Exchange Commission. The non-GAAP financial measures used by the Company in this press release may be different from the methods used by other companies. For more information on the non-GAAP financial measures, please refer to the table, “Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures.” Because the Company is not able to estimate the impact of specific line items, which have the potential to significantly impact, favorably or unfavorably, the Company's reported earnings in future periods, the Company is not providing a reconciliation for the 2024 guidance.

Forward-Looking Statements

In addition to historical information, this press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended and the Private Securities Litigation Reform Act of 1995. Forward-looking statements, written, oral or otherwise made, represent the Company’s expectation or belief concerning future events. Without limiting the foregoing, the words “believes,” “expects,” “may,” “might,” “will,” “should,” “seeks,” “intends,” “plans,” “strives,” “goal,” “estimates,” “forecasts,” “projects” or “anticipates” or the negative of these terms and similar expressions are intended to identify forward-looking statements. Forward-looking statements included in this press release may include, among others, statements relating to our (i) future financial position and results of operations, (ii) 3Q’24 and full year 2024 outlook and guidance and (iii) expectations regarding our new stock repurchase program.

By nature, forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those projected or implied by the forward-looking statement, due to reasons including, but not limited to, risks related to the COVID-19 outbreak; compliance with our Credit Agreement covenants; competition; general economic conditions; our ability to successfully implement our business strategy; the success of our initiatives to increase sales and traffic; changes in commodity, energy and other costs; our ability to attract and retain management and employees; consumer reaction to industry-related public health issues and perceptions of food safety; our ability to manage our growth; reputational and brand issues; price and availability of commodities; consumer confidence and spending patterns; and weather conditions. In addition, there may be other factors of which we are presently unaware or that we currently deem immaterial that could cause our actual results to be materially different from the results referenced in the forward-looking statements. All forward-looking statements contained in this press release are qualified in their entirety by this cautionary statement. Although we believe that our plans, intentions and expectations are reasonable, we may not achieve our plans, intentions or expectations. Forward-looking statements are based on current expectations and assumptions and currently available data and are neither predictions nor guarantees of future events or performance. You should not place undue reliance on forward-looking statements, which speak only as of the date hereof. See “Risk Factors” and “Cautionary Statement on Forward-Looking Statements” included in the Company’s filings with the U.S. Securities and Exchange Commission, including the Company’s most recent annual report on Form 10-K and other risk factors described from time to time in subsequent quarterly reports on Form 10-Q or other subsequent filings, all of which are available on our website at www.potbelly.com. The Company undertakes no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law.

Investor Contact:
Jeff Priester
ICR
investor@potbelly.com

Media Contact:
ICR
PotbellyPR@icrinc.com

Potbelly Corporation
Consolidated Statements of Operations and Margin Analysis – Unaudited
(amounts in thousands, except per share data)

	For the Quarter Ended				For the Year to Date Ended
	Jun 30, 2024	% of Revenue	Jun 25, 2023	% of Revenue	Jun 30, 2024	% of Revenue	Jun 25, 2023	% of Revenue
Revenues
Sandwich shop sales, net	$115,536	96.5%	$124,709	98.5%	$223,113	96.6%	$241,656	98.7%
Franchise royalties, fees and rent income	4,161	3.5	1,914	1.5	7,737	3.4	3,237	1.3
Total revenues	119,697	100.0	126,623	100.0	230,850	100.0	244,893	100.0

Expenses
(Percentages stated as a percent of sandwich shop sales, net)
Sandwich shop operating expenses, excluding depreciation
Food, beverage and packaging costs	31,306	27.1	34,903	28.0	60,576	27.2	67,523	27.9
Labor and related expenses	32,313	28.0	37,866	30.4	64,566	28.9	74,368	30.8
Occupancy expenses	12,543	10.9	13,083	10.5	24,257	10.9	26,393	10.9
Other operating expenses	21,264	18.4	20,925	16.8	41,093	18.4	41,409	17.1

(Percentages stated as a percent of total revenues)
Franchise support, rent and marketing expenses	3,001	2.5	1,215	1.0	5,538	2.4	1,806	0.7
General and administrative expenses	11,866	9.9	11,695	9.2	23,413	10.1	21,664	8.8
Depreciation expense	3,016	2.5	2,887	2.3	6,027	2.6	5,857	2.4
Pre-opening costs	96	NM	33	NM	96	NM	55	NM
Loss on Franchise Growth Acceleration Initiative activities	28	NM	14	NM	161	NM	963	0.4
Impairment, loss on disposal of property and equipment and shop closures	145	0.1	658	0.5	886	0.4	1,703	0.7
Total expenses	115,578	96.6	123,279	97.4	226,613	98.2	241,741	98.7
Income from operations	4,119	3.4	3,344	2.6	4,237	1.8	3,152	NM

Interest expense, net	181	0.2	1,011	0.8	545	0.2	1,678	0.7
Loss on extinguishment of debt	—	NM	—	NM	2,376	NM	239	NM
Income before income taxes	3,938	3.3	2,333	1.8	1,316	0.6	1,235	0.5
Income tax (benefit) expense	(30,982)	(25.9)	(48)	NM	(30,931)	(13.4)	57	NM
Net income	34,920	29.2	2,381	1.9	32,247	14.0	1,178	0.5
Net income attributable to non-controlling interest	208	0.2	165	0.1	302	0.1	288	0.1
Net income attributable to Potbelly Corporation	$34,712	29.0%	$2,216	1.8%	$31,945	13.9%	$890	0.4%

Net income per common share attributable to common stockholders:
Basic	$1.16		$0.08		$1.07		$0.03
Diluted	$1.13		$0.07		$1.04		$0.03
Weighted average shares outstanding:
Basic	29,926		29,199		29,903		29,053
Diluted	30,714		30,088		30,842		29,776
_______________________________
"NM" - Amount is not meaningful

Potbelly Corporation
Consolidated Balance Sheets – Unaudited
(amounts in thousands, except par value data)

	Jun 30, 2024	Dec 31, 2023
Assets
Current assets
Cash and cash equivalents	$8,322	$33,788
Accounts receivable, net of allowances of $20 and $26 as of June 30, 2024 and December 31, 2023, respectively	8,973	7,960
Inventories	3,353	3,516
Prepaid expenses and other current assets	7,445	7,828
Assets classified as held-for-sale	—	—
Total current assets	28,093	53,092

Property and equipment, net	46,730	45,087
Right-of-use assets for operating leases	137,199	144,390
Indefinite-lived intangible assets	3,404	3,404
Goodwill	2,053	2,056
Restricted cash	749	749
Deferred tax assets	30,976	—
Deferred expenses, net and other assets	5,406	3,681
Total assets	$254,610	$252,460

Liabilities and equity
Current liabilities
Accounts payable	$9,216	$9,927
Accrued expenses	30,149	35,377
Short-term operating lease liabilities	23,539	24,525
Current portion of long-term debt	—	1,250
Total current liabilities	62,904	71,078

Long-term debt, net of current portion	4,000	19,168
Long-term operating lease liabilities	133,222	142,050
Other long-term liabilities	6,782	6,070
Total liabilities	206,908	238,367

Equity
Common stock, $0.01 par value—authorized 200,000 shares; outstanding 29,944 and 29,364 shares as of June 30, 2024 and December 31, 2023, respectively	397	389
Warrants	1,745	2,219
Additional paid-in-capital	467,550	462,583
Treasury stock, held at cost, 10,354 and 10,077 shares as of June 30, 2024, and December 31, 2023, respectively	(119,538)	(116,701)
Accumulated deficit	(301,852)	(333,797)
Total stockholders’ equity	48,302	14,693
Non-controlling interest	(600)	(600)
Total equity	47,702	14,093

Total liabilities and equity	$254,610	$252,460

Potbelly Corporation
Consolidated Statements of Cash Flows – Unaudited
(amounts in thousands)

	For the Year to Date Ended
	Jun 30, 2024	Jun 25, 2023
Cash flows from operating activities:
Net income	$32,247	$1,178
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation expense	6,027	5,857
Noncash lease expense	12,568	12,386
Deferred income tax	(31,251)	(81)
Stock-based compensation expense	3,192	2,216
Asset impairment, loss on disposal of property and equipment and shop closures	463	1,061
Loss on Franchise Growth Acceleration Initiative activities	162	936
Loss on extinguishment of debt	2,376	224
Other operating activities	130	209
Changes in operating assets and liabilities:
Accounts receivable, net	(1,035)	(1,862)
Inventories	169	281
Prepaid expenses and other assets	(900)	(240)
Accounts payable	(522)	(1,222)
Operating lease liabilities	(14,540)	(13,707)
Accrued expenses and other liabilities	(5,236)	4,786
Net cash provided by operating activities:	3,850	12,022

Cash flows from investing activities:
Purchases of property and equipment	(8,687)	$(7,281)
Proceeds from sale of refranchised shops and other assets	227	1,362
Net cash used in investing activities:	(8,460)	(5,919)

Cash flows from financing activities:
Borrowings under Revolving Facility	7,000	—
Borrowings under Term Loan	—	25,000
Borrowings under Former Credit Facility	—	14,600
Repayments under Revolving Facility	(3,000)	—
Repayments under Term Loan	(22,827)	—
Repayments under Former Credit Facility	—	(23,150)
Payment of debt issuance costs	(623)	(2,204)
Proceeds from exercise of warrants	1,309	961
Employee taxes on certain stock-based payment arrangements	(1,710)	(976)
Distributions to non-controlling interest	(302)	(318)
Principal payments made for Term Loan	—	(625)
Treasury Stock repurchase	(703)	—
Net cash (used in) provided by financing activities:	(20,856)	13,288

Net (decrease) increase in cash and cash equivalents and restricted cash	(25,466)	19,391
Cash and cash equivalents and restricted cash at beginning of period	34,537	15,619
Cash and cash equivalents and restricted cash at end of period	$9,071	$35,010

Supplemental cash flow information:
Income taxes paid	$553	$245
Interest paid	$493	$1,446

Supplemental non-cash investing and financing activities:
Unpaid liability for purchases of property and equipment	$803	$1,035
Unpaid liability for employee taxes on certain stock-based payment arrangements	$424	$149

Potbelly Corporation
Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures – Unaudited
(amounts in thousands, except per share data)

	For the Quarter Ended		For the Year To Date Ended
	Jun 30, 2024	Jun 25, 2023	Jun 30, 2024	Jun 25, 2023
Net income attributable to Potbelly Corporation, as reported	$34,712	$2,216	$31,945	$890
Impairment, loss on disposal of property and equipment and shop closures(1)	145	658	886	1,703
Loss on extinguishment of debt(2)	—	—	2,376	239
Loss on Franchise Growth Acceleration Initiative activities(3)	28	14	161	963
Total adjustments before income tax	173	672	3,423	2,905
Income tax adjustments(4)	(32,361)	(857)	(32,615)	(1,180)
Total adjustments after income tax	(32,188)	(185)	(29,192)	1,725
Adjusted net income attributable to Potbelly Corporation	$2,524	$2,031	$2,753	$2,615

Adjusted net income attributable to Potbelly Corporation per share, basic	$0.08	$0.07	$0.09	$0.09
Adjusted net income attributable to Potbelly Corporation per share, diluted	$0.08	$0.07	$0.09	$0.09

Shares used in computing adjusted net income attributable to Potbelly Corporation per share:
Basic	29,926	29,199	29,903	29,053
Diluted	30,714	30,088	30,842	29,776

	For the Quarter Ended		For the Year To Date Ended
	Jun 30, 2024	Jun 25, 2023	Jun 30, 2024	Jun 25, 2023
Net income attributable to Potbelly Corporation, as reported	$34,712	$2,216	$31,945	$890
Depreciation expense	3,016	2,887	6,027	5,857
Interest expense, net	181	1,011	545	1,678
Income tax (benefit) expense	(30,982)	(48)	(30,931)	57
EBITDA	$6,927	$6,066	$7,586	$8,482
Impairment, loss on disposal of property and equipment and shop closures(1)	145	658	886	1,703
Stock-based compensation expense	1,421	1,305	3,192	2,216
Loss on extinguishment of debt(2)	—	—	2,376	239
Loss on Franchise Growth Acceleration Initiative activities(3)	28	14	161	963
Adjusted EBITDA	$8,521	$8,043	$14,201	$13,603

Potbelly Corporation
Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures – Unaudited
(amounts in thousands, except per share data)

	For the Quarter Ended		For the Year To Date Ended
	Jun 30, 2024	Jun 25, 2023	Jun 30, 2024	Jun 25, 2023
Income from operations [A]	$4,119	$3,344	$4,237	$3,152
Income from operations margin [A÷B]	3.4%	2.6%	1.8%	1.3%
Less: Franchise royalties, fees and rent income	4,161	1,914	7,737	3,237
Franchise support, rent and marketing expenses	3,001	1,215	5,538	1,806
General and administrative expenses	11,866	11,695	23,413	21,664
Depreciation expense	3,016	2,887	6,027	5,857
Pre-opening costs	96	33	96	55
Loss on Franchise Growth Acceleration Initiative activities(3)	28	14	161	963
Impairment, loss on disposal of property and equipment and shop closures(1)	145	658	886	1,703
Shop-level profit [C]	$18,110	$17,932	$32,621	$31,963
Total revenues [B]	$119,697	$126,623	$230,850	$244,893
Less: Franchise royalties, fees and rent income	4,161	1,914	7,737	3,237
Sandwich shop sales, net [D]	$115,536	$124,709	$223,113	$241,656
Shop-level profit margin [C÷D]	15.7%	14.4%	14.6%	13.2%

Potbelly Corporation
Selected Operating Data – Unaudited
(amounts in thousands, except shop counts)

	For the Quarter Ended		For the Year to Date Ended
	Jun 30, 2024	Jun 25, 2023	Jun 30, 2024	Jun 25, 2023
Selected Operating Data
Revenue Data:
Company-operated comparable store sales	0.4%	12.9%	0.1%	17.2%
System-Wide Sales:
Sales from company-operated shops, net	$115,536	$124,709	$223,113	$241,656
Sales from franchise shops, net	26,782	17,608	53,393	32,340
System-wide sales	$142,318	$142,317	$276,506	$273,996

	For the Quarter Ended		For the Year to Date Ended
	Jun 30, 2024	Jun 25, 2023	Jun 30, 2024	Jun 25, 2023
Company-operated shops:
Beginning of period	345	373	345	384
Openings	2	—	2	—
Restaurant sale to franchisee	(1)	—	(1)	(8)
Closures	(1)	(1)	(1)	(4)
Restaurants at end of period	345	372	345	372
Franchised shops:
Beginning of period	82	53	79	45
Openings	2	2	5	2
Restaurant sale to franchisee	1	—	1	8
Closures	(1)	—	(1)	—
Restaurants at end of period	84	55	84	55
System-wide shops:
Beginning of period	427	426	424	429
Openings	4	2	7	2
Closures	(2)	(1)	(2)	(4)
Restaurants at end of period	429	427	429	427

Potbelly Corporation
Footnotes to the Press Release, Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures & Selected Operating Data

1)This adjustment includes costs related to impairment of long-lived assets, loss on disposal of property and equipment and shop closure expenses.

2)This adjustment includes costs related to the loss recognized upon the termination of the Company’s term loan and former credit agreement for 2024 and 2023, respectively.

3)This adjustment includes costs related to our plan to grow our franchise units domestically through multi-unit shop development area agreements, which may include refranchising certain company-operated shops.

4)This adjustment includes the tax impacts of the other adjustments listed above based on the Company’s effective tax rate and the change in the Company’s income tax valuation allowance during the period.